Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Third Quarter 2018 Financial Results

•	Record quarterly revenue of $49.5 million represents 35% year-over-year growth

•	Revenue guidance raised to $191-$194 million for full year 2018

WALTHAM, MA – November 1, 2018 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its third quarter and first nine months of 2018. Provided in this press release are financial highlights for the three- and nine-month periods ended September 30, 2018, updates to our 2018 financial guidance and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “Our third quarter financial performance was highlighted by across the board strength with overall 24% organic revenue growth. Spectrum product sales continued to exceed our expectations, delivering 28% pro forma growth during the third quarter compared to the same period in 2017, and tracking ahead of plan on 2018 revenue synergies. We continue to develop strategic partnerships, signing key agreements in the quarter with Sartorius Stedim Biotech (SSB) around our XCell™ ATF technology and with Purolite Life Sciences, where we extended our ligand agreement. Looking beyond the third quarter, we are seeing accelerating demand and strong order growth, thus we are increasing our full year revenue guidance.”

Third Quarter 2018 Highlights

•	Total revenue increased by 35% year-over-year, to a new quarterly record of $49.5 million

•	Overall organic revenue growth was 24%

•	Spectrum product sales contributed $13.2 million, a pro forma increase of 28% year-over year

•	GAAP gross margin was 55.2% and adjusted gross margin was 55.6%

•	GAAP fully-diluted EPS was $0.10 compared to $0.11 for the third quarter of 2017

•	Adjusted (non-GAAP) fully-diluted EPS was $0.20 compared to $0.15 for the third quarter of 2017

First Nine Months of 2018 Highlights

•	Total revenue increased by 43% year-over-year to $142.1 million

•	Overall organic revenue growth was 13%

•	Spectrum product sales contributed $37.2 million, a pro forma increase of 28% year-over-year

•	GAAP gross margin was 55.7% and adjusted gross margin was 56.1%

•	GAAP fully-diluted EPS was $0.24 compared to $0.43 for the first nine months of 2017

•	Adjusted (non-GAAP) fully-diluted EPS was $0.52 compared to $0.50 for the first nine months of 2017

Financial Details for the Third Quarter and First Nine Months of 2018

REVENUE

•	Total revenue for the third quarter of 2018 increased to $49.5 million compared to $36.6 million for the third quarter of 2017, a year-over-year gain of 35% as reported, or 36% at constant currency.

•

Total revenue for the first nine months of 2018 increased to $142.1 million compared to $99.6 million for the first nine months of 2017, a year-over-year gain of 43% as reported and 42% at constant currency.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the third quarter of 2018 was $27.3 million, a year-over-year increase of $10.8 million or 65%, and representing 55.2% gross margin. Adjusted gross profit (non-GAAP) for the third quarter of 2018 was $27.5 million, a year-over-year increase of $8.1 million, or 41%.

•

Gross profit (GAAP) for the first nine months of 2018 was $79.2 million, a year-over-year increase of $27.4 million or 53% and representing 55.7% gross margin. Adjusted gross profit for the first nine months of 2018 was $79.8 million, a year-over-year increase of $24.6 million, or 45%.

The EPS, operating income, net income, EBITDA and adjusted EBITDA figures below for the first nine months of 2018 include the impact of our $2.3 million upfront payment to Navigo Proteins GmbH, which was recognized during the second quarter of 2018 as an R&D expense and had a ($0.04) tax-effected impact on EPS.

OPERATING INCOME

•

Operating income (GAAP) for the third quarter of 2018 was $7.9 million, an increase from an operating loss of $0.4 million for the third quarter of 2017. Adjusted operating income (non-GAAP) for the third quarter of 2018 was $11.3 million, a 47% increase from $7.7 million for the third quarter of 2017.

•

Operating income (GAAP) for the first nine months of 2018 was $18.1 million, an increase from $10.7 million for the first nine months of 2017. Adjusted operating income for the first nine months of 2018 was $28.4 million, a 22% increase from $23.3 million for the first nine months of 2017.

NET INCOME

•

Net income (GAAP) for the third quarter of 2018 was $4.8 million, compared to $4.7 million for the third quarter of 2017. Adjusted net income (non-GAAP) for the third quarter of 2018 was $9.0 million, a 37% increase from $6.6 million for the third quarter of 2017.

•

Net income (GAAP) for the first nine months of 2018 was $11.0 million, compared to $16.2 million for the first nine months of 2017. Adjusted net income for the first nine months of 2018 was $23.6 million, a 26% increase from $18.7 million for the first nine months of 2017.

EARNINGS PER SHARE

•

Earnings per share (GAAP) for the third quarter of 2018 were $0.10 on a fully diluted basis compared to $0.11 for the third quarter of 2017. Adjusted EPS (non-GAAP) for the third quarter of 2018 was $0.20 per fully diluted share, an increase from $0.15 for the 2017 period.

•

Earnings per share (GAAP) for the first nine months of 2018 were $0.24 on a fully diluted basis compared to $0.43 for the first nine months of 2017. Adjusted earnings per share were $0.52 on a fully-diluted basis for the first nine months of 2018 compared with $0.50 for the same period in 2017.

EBITDA

•

EBITDA, a non-GAAP financial measure, for the third quarter of 2018 was $11.6 million, an increase from $2.6 million for the third quarter of 2017. Adjusted EBITDA for the third quarter of 2018 was $12.4 million, an increase from $8.7 million for the third quarter of 2017.

•

EBITDA for the first nine months of 2018 was $30.1 million, an increase from $16.7 million for the first nine months of 2017. Adjusted EBITDA for the first nine months of 2018 was $32.4 million, an increase from $25.8 million for the first nine months of 2017.

CASH

•	Our cash, cash equivalents and marketable securities at September 30, 2018 were $190.3 million compared to $173.8 million at December 31, 2017.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2018

Our financial guidance for the year 2018 is based on expectations for our existing business and does not include the financial impact of potential new acquisitions or future fluctuations in foreign currency exchange rates. This guidance includes the first full year of sales from our acquisition of Spectrum Inc. on August 1, 2017, as well as the impact of our upfront payment of $2.3 million to Navigo Proteins GmbH in June 2018. The updated guidance below includes revisions to the full year 2018 guidance that we provided on August 2, 2018.

YEAR 2018 GUIDANCE UPDATES:

•

Total revenue is projected to be $191-$194 million, an increase from our previous guidance of $185-$190 million. This guidance reflects total revenue growth of 35%-37%, both as reported and at constant currency. We expect organic growth of 15%-17%, an increase from our previous guidance of 11%-15%.

•

Gross margin is expected to be approximately 55.5% on a GAAP basis, compared to our previous guidance of 55.5%-56.5%. Adjusted gross margin is expected to be approximately 56%, compared to our previous guidance of 56%-57%.

•

Income from operations is expected to be $26.5-$28.5 million on a GAAP basis, an increase from our previous guidance of $25.5-$27.5 million. Adjusted (non-GAAP) income from operations is expected to be $40-$42 million, an increase from our previous guidance of $39-$41 million.

•

Net income is expected to be $15.5-$17.5 million on a GAAP basis, an increase from our previous guidance of $14.5-$16.5 million. Adjusted (non-GAAP) net income is expected to be $32-$34 million, an increase from our previous guidance of $31-$33 million.

•

Fully diluted GAAP EPS for the year 2018 is expected to be in the range of $0.34-$0.38, an increase from our previous guidance of $0.32-$0.36. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $0.71-$0.75, an increase from our previous guidance of $0.69-$0.73.

Our non-GAAP guidance for the year 2018 excludes the following items:

•	$10.5 million estimated intangible amortization expense; $0.5 million in cost of product revenue and $10.0 million in G&A.

•	$2.8 million estimated acquisition and integration expenses associated with the Spectrum acquisition.

•	$4.2 million of non-cash interest expense (Other income (expense)) related to our debt financing.

Our non-GAAP guidance for the year 2018 includes:

•	An income tax increase of $1.0 million, representing the tax impact of acquisition costs and intangible amortization.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, November 1, 2018, at 8:30 a.m. EST, to discuss third quarter of 2018 financial results and corporate developments. The conference call will be accessible by dialing toll-free (866) 777-2509 for domestic callers or (412) 317-5413 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10125616.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations and adjusted operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income and adjusted earnings per diluted share (EPS). The Company provides revenue growth rates in constant currency to exclude the impact of foreign currency translation in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition costs related to the Company’s acquisitions of Atoll GmbH, TangenX Technology Corporation, and Spectrum Lifesciences, LLC (formerly known as Spectrum, Inc.), inventory step-up charges related to the acquisition of Spectrum Inc., intangible amortization costs, non-cash interest expense, and in the case of EBITDA, cash interest expense related to the Company’s May 2016 convertible debt issuance. Also excluded are tax benefits associated with valuation allowances on deferred tax assets, the impact on tax of intangible amortization, tax benefits associated with variable integration expenses and tax benefits associated with tax reform. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a global bioprocessing company that develops and commercializes highly innovative products that deliver cost and process efficiencies to biological drug manufacturers worldwide. Our portfolio includes protein products (Protein A affinity ligands, cell culture growth factors), chromatography products (OPUS® pre-packed columns, chromatography resins, ELISA kits) and filtration products (including XCell™ ATF systems, TangenX™ Sius™ flat sheet TFF cassettes, and Spectrum KrosFlo™ hollow fiber TFF cartridges and systems). The Protein A ligands and growth factor products that we produce are essential components of Protein A affinity resins and cell culture media, respectively. Protein A affinity resins are the industry standard for downstream separation and purification of monoclonal antibody-based therapeutics. Our growth factors are used in upstream processes to accelerate cell growth and productivity in a bioreactor. Our innovative line of OPUS® chromatography columns, used in downstream processes for bench-scale through commercial-scale purification needs, are delivered pre-packed to our customers with their choice of resin. Our XCell™ ATF Systems, available in stainless steel and single-use configurations, are used upstream to continuously eliminate waste from a bioreactor, to concentrate cells and increase product yield. Single-use Sius™ TFF cassettes and hardware are used for biologic drug concentration in downstream filtration processes. Spectrum KrosFlo™ TFF cartridges and systems are used in both upstream and downstream filtration processes. Repligen’s corporate headquarters are in Waltham, MA (USA), with additional administrative and manufacturing operations in Shrewsbury, MA, Rancho Dominguez, CA, Lund, Sweden and Ravensburg, Germany.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of the Spectrum business or our integration of Spectrum, the expected performance and success of our strategic partnerships, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources and financing plans constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Senior Director Investor Relations

(781) 419-1881

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share data)	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenue:
Product revenue	$49,500	$36,514	$142,042	$99,516
Royalty and other revenue	29	66	48	108

Total revenue	49,529	36,580	142,090	99,624

Costs and expenses:
Cost of product revenue	22,183	19,987	62,939	47,913
Research and development	3,601	2,001	12,669	5,603
Selling, general and administrative	15,859	14,998	48,347	35,365
Contingent consideration - fair value adjustments	—	—	—	—

	41,643	36,986	123,955	88,881

Income from operations	7,886	(406)	18,135	10,743
Investment income	558	102	1,251	308
Interest expense	(1,687)	(1,618)	(5,008)	(4,804)
Other (expense) income	(134)	(100)	187	(548)

Income before income taxes	6,623	(2,022)	14,565	5,699
Income tax (benefit) provision	1,829	(6,691)	3,586	(10,476)

Net income	$4,794	$4,669	$10,979	$16,175

Earnings per share:
Basic	$0.11	$0.11	$0.25	$0.44

Diluted	$0.10	$0.11	$0.24	$0.43

Weighted average shares outstanding:
Basic	43,822,472	41,236,554	43,728,503	36,435,591

Diluted	45,828,175	42,563,002	45,132,115	37,386,333

Balance Sheet Data:	September 30, 2018	December 31, 2017
Cash, cash equivalents and marketable securities	$190,304	$173,759
Working capital	137,401	217,571
Total assets	762,332	743,519
Long-term obligations	25,792	126,760
Accumulated deficit	(21,206)	(31,508)
Stockholders’ equity	606,487	591,548

REPLIGEN CORPORATION
RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS
(Unaudited)

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
GAAP INCOME (LOSS) FROM OPERATIONS	$7,886	$(406)	$18,135	$10,743
ADJUSTMENTS TO INCOME (LOSS) FROM OPERATIONS:
Acquisition and integration costs	805	3,378	2,313	6,165
Inventory step-up charges	—	2,720	—	2,944
Intangible amortization	2,608	1,993	7,906	3,476
Contingent consideration - fair value adjustments	—	—	—	—

ADJUSTED INCOME FROM OPERATIONS	$11,299	$7,685	$28,354	$23,328

REPLIGEN CORPORATION
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME
(Unaudited)

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
GAAP NET INCOME	$4,794	$4,669	$10,979	$16,175
ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	805	3,378	2,313	6,165
Inventory step-up charges	—	2,720	—	2,944
Contingent consideration - fair value adjustments	—	—	—	—
Intangible amortization	2,608	1,993	7,906	3,476
Non-cash interest expense	1,071	1,002	3,160	2,958
Tax effect of intangible amortization and acquisition costs	(248)	(577)	(779)	(781)
Release of valuation allowance on deferred tax assets	—	(6,611)	—	(12,236)

ADJUSTED NET INCOME	$9,030	$6,574	$23,579	$18,701

REPLIGEN CORPORATION
RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP (ADJUSTED) NET INCOME PER SHARE
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
GAAP NET INCOME PER SHARE - DILUTED	$0.10	$0.11	$0.24	$0.43
ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.02	0.08	0.05	0.16
Inventory step-up charges	—	0.06	—	0.08
Contingent consideration - fair value adjustments	—	—	—	—
Intangible amortization	0.06	0.05	0.18	0.09
Non-cash interest expense	0.02	0.02	0.07	0.08
Tax effect of intangible amortization and acquisition costs	(0.01)	(0.01)	(0.02)	(0.02)
Release of valuation allowance on deferred tax assets	—	(0.16)	—	(0.33)

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.20	$0.15	$0.52	$0.50

Totals may not add due to rounding.

REPLIGEN CORPORATION
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA
(Unaudited)

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
GAAP NET INCOME	$4,794	$4,669	$10,979	$16,175
ADJUSTMENTS:
Investment Income	(558)	(102)	(1,251)	(308)
Interest Expense	1,687	1,618	5,008	4,804
Tax Provision	1,829	(6,691)	3,586	(10,476)
Depreciation	1,273	1,130	3,871	2,988
Amortization	2,608	1,993	7,906	3,476

EBITDA	11,633	2,617	30,099	16,659
OTHER ADJUSTMENTS:
Acquisition and integration costs	805	3,378	2,313	6,165
Inventory step-up charges	—	2,720	—	2,944
Contingent consideration - fair value adjustments	—	—	—	—

ADJUSTED EBITDA	$12,438	$8,715	$32,412	$25,768

REPLIGEN CORPORATION
RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES
(Unaudited)

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
GAAP COST OF SALES	$22,183	$19,987	$62,939	$47,913
ADJUSTMENT TO COST OF SALES:
Acquisition and integration costs	(59)	(23)	(170)	(23)
Inventory step-up charges	—	(2,720)	—	(2,944)
Intangible amortization	(137)	(153)	(430)	(430)

ADJUSTED COST OF SALES	$21,987	$17,091	$62,339	$44,516

REPLIGEN CORPORATION
RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE
(Unaudited)

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
GAAP SG&A EXPENSE	$15,859	$14,998	$48,347	$35,365
ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(746)	(3,355)	(2,143)	(6,142)
Intangible amortization	(2,471)	(1,840)	(7,476)	(3,047)

ADJUSTED SG&A EXPENSE	$12,642	$9,803	$38,727	$26,176

REPLIGEN CORPORATION
RECONCILIATION OF GAAP NET INCOME GUIDANCE TO NON-GAAP (ADJUSTED) NET INCOME GUIDANCE

(in thousands)	Twelve months ending December 31, 2018
	Low End	High End
GUIDANCE ON NET INCOME	$15,500	$17,500
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	2,784	2,784
Anticipated pre-tax amortization of acquisition-related intangible assets	10,530	10,530
Non-cash interest expense	4,249	4,249
Tax effect of intangible amortization and integration	(968)	(968)
Guidance rounding adjustment	(95)	(95)

GUIDANCE ON ADJUSTED NET INCOME	$32,000	$34,000

REPLIGEN CORPORATION
RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO
NON-GAAP (ADJUSTED) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2018
	Low End	High End
GUIDANCE ON NET INCOME	$0.34	$0.38
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	$0.06	$0.06
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.23	$0.23
Non-cash interest expense	$0.09	$0.09
Tax effect of intangible amortization and integration	($0.02)	($0.02)
Guidance rounding adjustment	$0.00	$0.00

GUIDANCE ON ADJUSTED NET INCOME	$0.71	$0.75

Totals may not add due to rounding.

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